UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2010

BLUE SPHERE CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-147716	98-0550257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Asuta St., P.O.B 857, Even Yehuda, Israel 40500
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 972-9-8917438

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information required by this Item 1.01 is included under Item 5.02 of this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2010, we appointed Eliezer Weinberg and Shlomo Palas to our board of directors. Mr. Weinberg will act as non executive chairman.

Eliezer Weinberg (59) is currently Chairman of the Board of our Israeli subsidiary Eastern Sphere Ltd. Mr. Weinberg has served as CEO of leading companies since 1986. Mr. Weinberg was CEO of Delta Galil Europe Ltd., a multinational leading company in its field and CEO of Amnir Recycling Industries Ltd., the leading Israeli Company in the field of environment. Mr. Weinberg also held CEO and CFO positions at Tradetex International Inc., a multinational company involved in fishing ships equipment and chemicals and Scitex Europe Ltd., a well known Hi-tech company in the field of imaging. Along his carrier Mr. Weinberg has been involved in manufacturing and commercial activities in many parts of the world, including China and East Europe. In 1991 Mr. Weinberg was bestowed the Outstanding Manager Award from the Israeli Ministry of Industry & Trade. Mr. Weinberg is an expert in environmental business. He was elected as Chairman of the environment desk at the Israeli Chamber of Commerce, and represented the State of Israel in various international events. Mr. Weinberg received his M.Sc. in Business Administration & Industrial Engineering from the Technion and a B.A. in Economics & Statistics from the Hebrew University in Jerusalem.

Shlomo Palas (48) is currently our Chief Executive Officer. Mr. Palas has held executive positions at a number of leading Israeli firms, such as Office Depot and acted as senior consultant with Mitzuv, a leading management consulting firm. During the last four years, Mr. Palas has been involved with the renewable and clean tech industries in the following forms:

  Business development activity in China;

  Initiating a large scale solar farm;

  Initiating the largest commercial Algae farm in the world in China;

  Management of Agricultural projects designated for the Biodiesel industry, including Jatropha and Castor planting; and

  Establishment of a Management Company for the Biodiesel plantation purposes.

Through these activities, Mr. Palas has gained vast experience in renewable and clean tech manufacturing, off-take contracts with leading petrol companies, fund raising for those industries, developed a vast network with private and government sectors in many cities across China and legal/financial structuring. Mr. Palas received his M.A. Degree in Marketing from Baruch College and a B.A. degree, majoring in statistics and management at Haifa University.

There are no family relationships between Messrs Weinberg and Palas and our company.

Other than disclosed below, there has been no transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and in which Messrs Weinberg and Palas had or will have a direct or indirect material interest.

(i)	any director or executive officer of our company;

(ii)	any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; and

(iii)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

Employment Agreement with Eliezer Weinberg

Effective March 3, 2010, we entered into an employment agreement with Eliezer Weinberg to serve as the Company’s Chairman of the Board of our wholly owned subsidiary for a term of two years. As Chairman, Mr. Weinberg, among other duties, provides leadership to the Company’s board of directors and assists the executive officers in planning and directing the Company’s activities to achieve stated/agreed targets and standards for financial and trading performance, quality, culture and legislative adherence. Under the agreement, Mr. Weinberg receives monthly remuneration at a gross rate of USD$10,000 + VAT increasing to a gross monthly rate of USD$15,000 + VAT upon the completion of outsourced technical project reports (“PDDs”) for two projects. Mr. Weinberg will be entitled to participate in any Company bonus plan or incentive compensation plan for its employees, adopted by the Company. Mr. Weinberg’s employment may be terminated without cause by any of the parties with a prior notice of six months if terminated within a period of 24 months or with a notice of three months if terminated after 24 months from the effective date of the agreement. The employment agreement contains a 24-month confidentiality clause and 12-month non-competition and non-solicitation clauses. The employment agreement is construed and interpreted in accordance with the laws of the State of Israel.

Employment Agreement with Shlomo Palas

Effective March 3, 2010, we entered into an employment agreement with Shlomo Palas to serve as the Company’s CEO for a term of two years. As CEO, Mr. Palas, among other duties, is responsible for setting the overall corporate direction for the Company, including establishing and maintaining budgets for the Company and ensuring the Company has adequate capital for its operations, marketing and general corporate activities, all subject to any applicable law and to instructions provided by the board of directors of the Company. Under the agreement, Mr. Palas receives monthly remuneration at a gross rate of USD$10,000 + VAT increasing to a gross monthly rate of USD$15,000 + VAT upon the completion of PDDs for two projects. Mr. Palas will be entitled to participate in any Company bonus plan or incentive compensation plan for its employees, adopted by the Company. Mr. Palas’ employment may be terminated for no cause by any of the parties with a prior notice of six months if terminated within a period of 24 months or with a notice of three months if terminated after 24 months from the effective date of the agreement. The employment agreement contains a 24-month confidentiality clause and 12-month non-competition and non-solicitation clauses. The employment agreement is construed and interpreted in accordance with the laws of the State of Israel.

On April 15, 2010, Cally Ka Lai Lai resigned as an executive officer of our company. There were no disagreements between our company and Ms. Lai.

Our directors and officers are as follows:

Cally Ka Lai Lai	Director
Wei Xiang Zeng	Director
Eliezer Weinberg	Director (Chairman)
Shlomo Palas	President, Chief Executive Officer, Secretary and Director
Alex Werber	Chief Financial Officer and Treasurer
Shmuel Keshet	Chief Operating Officer

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document
99.1	news release dated April 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE SPHERE CORP.

Per:
/s/ Shlomo Palas
Shlomo Palas
Chief Executive Officer
Date: April 20, 2010